Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Bakkt Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants	457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Other	Units	457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	—	—	958,823,528.63(3)	$153.10 per $1,000,000	146,795.88	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	—	—	—			S-3	333-271361	February 14, 2024	—

Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	—	—	—			S-3	333-271361	February 14, 2024	—

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	—	—	—			S-3	333-271361	February 14, 2024	—

Carry Forward Securities	Other	Warrants	415(a)(6)	—	—	—			S-3	333-271361	February 14, 2024	—

Carry Forward Securities	Other	Units	415(a)(6)	—	—	—			S-3	333-271361	February 14, 2024	—

Carry Forward Securities	Unallocated (Universal) Shelf	(4)	415(a)(6)	(4)	—	$41,176,471.37(4)	$110.20 per $1,000,000		S-3	333-271361	February 14, 2024	$4,537.65

	Total Offering Amounts					$1,000,000,000		$146,795.88

Total Fees Previously Paid

Total Fee Offsets

	Net Fee Due							$146,795.88

(1)

The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, par value $0.0001, (b) shares of preferred stock, par value $0.0001, (c) debt securities, (d) warrants and (e) units consisting of two or more of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of the securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrants of the securities hereunder and is not specified as to each class of security.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities sold by the registrant from time to time pursuant to this registration statement will not exceed $1,000,000,000 when factoring in the securities listed on the Carry Forward Securities Table.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $41,176,471.37 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-271361) which was initially filed with the Securities and Exchange Commission on April 20, 2023 and became effective on February 14, 2024 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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